CUSTODY AGREEMENT


                  THIS AGREEMENT is made as of the April 16, 2001 by and between The Bank of New York, a New York corporation authorized to do a banking business ("Custodian"), and Nations Master Investment Trust, a Delaware business trust ("Master Trust").

                               W I T N E S S E T H

                  WHEREAS, Master Trust is a registered open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, Master Trust desires to retain Custodian to serve as custodian for Master Trust, on behalf of its portfolios listed on Schedule I (individually a "Portfolio" and collectively the "Portfolios") and to provide the services described herein, and Custodian is willing to serve and to provide such services; and

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Master Trust and Custodian hereby agree as follows:

         1. Appointment. Master Trust hereby appoints Custodian to act as custodian of its portfolio securities, cash and other property on the terms set forth in this Agreement. Custodian accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 23 hereof. Custodian agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder.

         Master Trust may from time to time issue separate series or classes, and classify and reclassify shares of any such series or class. Master Trust shall promptly specify to Custodian in writing such series or classes, or any reclassification and thereafter Custodian shall identify to each such series or class Property, as hereinafter defined, belonging to such series or class, and such reports, confirmations and notices to Master Trust as are called for under this Agreement shall identify the series or class to which such report, confirmation or notice pertains.

         2. Delivery of Documents. Master Trust has furnished Custodian with copies properly certified or authenticated of each of the following:

                  (a) resolutions of Master Trust's Board of Trustees authorizing the appointment of Custodian as custodian of portfolio securities, cash and other property of Master Trust, respectively, and approving and consenting to this Agreement;

                  (b) schedules identifying and containing the signatures of all of Master Trust's officers and any other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Portfolios of Master Trust;

                  (c) Master Trust's current Registration Statement on Form N-1A under the 1940 Act, as filed with the Securities and Exchange Commission (the "SEC"), relating to shares of beneficial interest of Master Trust, without par value (the "Shares");


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                  (d) the current prospectuses and statement of additional
information of each of the Portfolios, including all amendments and supplements thereto (the "Prospectuses"); and

                  (e) a copy of the opinion of counsel for Master Trust, filed with the SEC as part of Master Trust's current registration statement.

                  Master Trust will furnish Custodian from time to time with copies, properly certified or authenticated, of all amendments of or supplements to any of the foregoing, if any.

         3. Definitions.

                  (a) "Authorized Person". As used in this Agreement, the term "Authorized Person" means any of Master Trust's officers, and any other person, whether or not any such person is an officer or employee of Master Trust, duly authorized by the Board of Trustees of Master Trust to give Oral and Written Instructions to Custodian on behalf of Master Trust and listed on a schedule provided to Custodian pursuant to Section 2 of this Agreement. Authorized Persons duly authorized by the Board of Trustees of Master Trust to buy and sell foreign currency on a spot and forward basis and options to buy and sell foreign currency are denoted by an asterisk thereon.

                  (b) "Book-Entry System". As used in this Agreement, the term "Book-Entry System" means the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees and any book-entry system maintained by a clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934 (the "1934 Act").

                  (c) "Composite Currency Unit". Shall mean the European Currency Unit or any other composite unit consisting of the aggregate of specified amounts of specified Currencies as such unit may be constituted from time to time.

                  (d) "Currency". Shall mean money denominated in a lawful currency of any country or the European Currency Unit.

                  (e) "FX Transaction". Shall mean any transaction for the purchase by one party of an agreed amount in one Currency against the sale by it to the other party of an agreed amount in another Currency.

                  (f) "Instructions". Shall mean instruction communications transmitted by appropriately safeguarded (whether by password protection or other means) electronic or telecommunications media including but not limited to S.W.I.F.T., LASER, computer-to-computer interface, dedicated transmission line and tested telex.

                  (g) "Oral Instructions". As used in this Agreement, the term "Oral Instructions" means oral instructions actually received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.


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                  (h) "Officer's Certificate". The term "Officer's Certificate"
as used in this Agreement means instructions delivered by hand, mail, tested telegram, cable, telex, or facsimile sending device, and actually received by Custodian signed or reasonably believed by Custodian to be signed by two officers of Master Trust listed on a schedule provided to Custodian pursuant to
Section 2 of this Agreement.

                  (i) "Property". The term "Property", as used in this Agreement, means:

                           (i) any and all securities and other property of
Master Trust which Master Trust may from time to time deliver to Custodian, as applicable, or which Custodian may from time to time hold for Master Trust;

                           (ii) all income in respect of any securities or other
property described in immediately preceding clause (i);

                           (iii) all proceeds of sales of any of such securities
or other property described in preceding clause (i) actually received by Custodian; and

                           (iv) proceeds of the sale of Shares received by
Custodian from time to time from or on behalf of Master Trust.

                  (j) "Securities Depository". As used in this Agreement, the term "Securities Depository" shall mean The Depository Trust Company, a clearing agency registered with the SEC or its successor or successors and its nominee or nominees; and shall also mean any other registered clearing agency, its successor or successors specifically identified in a certified copy of a resolution of Master Trust's Board of Trustees approving deposits by Custodian therein.

                  (k) "Written Instructions". As used in this Agreement, "Written Instructions" means instructions delivered by hand, mail, tested telegram, cable, telex, or facsimile sending device, and actually received by Custodian, signed or reasonably believed by Custodian to be signed by an appropriate number of Authorized Person(s), and the term Written Instructions shall also include Instructions, except that Instructions need not be signed or reasonably believed to be signed by any Authorized Person(s) where such Instructions are transmitted by Software pursuant to Paragraph 26A. A fax receipt or comparable confirmation of transmission of any Written Instructions shall be deemed evidence of actual receipt by Custodian.

         4. Delivery and Registration of the Property. Master Trust shall deliver or cause to be delivered to Custodian all securities and all monies owned by the Portfolios, including cash received for the issuance of Shares, at any time during the period of this Agreement, except for securities and monies to be delivered to any sub-custodian appointed, with approval of Master Trust, by Custodian pursuant to Paragraphs 7, 27, or 28(g) hereof. Custodian will not be responsible for such securities and such monies until actually received by it. All securities delivered to Custodian or any such sub-custodian (other than in bearer form) shall be registered in the name of the Portfolio or in the name of a nominee of a Portfolio or in the name of Custodian or any nominee of Custodian (with or without indication of fiduciary status) or in the name of any sub-custodian or any nominee of such sub-custodian appointed, with approval of Master Trust, pursuant to Paragraphs 7, 27, or 28(g) hereof or shall be properly endorsed and in form for transfer satisfactory to Custodian.


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         5. Voting and Other Rights. With respect to all securities, however registered, it is understood that the voting and other rights and powers shall be exercised by Master Trust. Custodian's only duty with respect to such rights shall be to mail to Master Trust within two (2) business days following receipt by Custodian any documents received by Custodian as custodian, including notices of corporate action, proxies, proxy soliciting materials and offering circulars, with any elections or proxies for securities registered in a nominee name executed by such nominee. In addition, Custodian shall provide notice of Custodian's receipt of such documents by electronic means (e.g., posting notice on LASER), as agreed between the parties. Where warrants, options, tenders or other securities have fixed expiration dates, Master Trust understands that in order for Custodian to act, Custodian must receive Master Trust's instructions at its offices in New York, addressed as Custodian may from time to time request, by no later than noon (New York City time) at least one (1) business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as Custodian may reasonably notify Master Trust). Absent Custodian's timely receipt of such instructions, such instructions will expire without liability to Custodian. Custodian shall have no duty to forward to Master Trust any annual, quarterly or special reports issued by companies whose securities are held by Custodian hereunder.

         6. Receipt and Disbursement of Money.

                  (a) Custodian shall open and maintain a custody account for each Portfolio of Master Trust, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement, and, subject to Paragraphs 7, 27, or 28(g) hereof, shall hold in such account, subject to the provisions hereof, all cash received by it from or for the Portfolios. Custodian shall make payments of cash to, or for the account of, each Portfolio from such cash only:
(i) for the purchase of securities for the Portfolios as provided in Paragraph 14 hereof; (ii) upon receipt of an Officer's Certificate for the payment of dividends or other distributions on or with respect to Shares, or for the payment of interest, taxes, administration, distribution or advisory fees or expenses which are to be borne by the Portfolios under the terms of this Agreement and, with respect to each Portfolio, and under the terms of any investment advisory agreements, administration agreements or distribution agreements; (iii) upon receipt of Written Instructions for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Portfolios and held by or to be delivered to Custodian;
(iv) to a sub-custodian pursuant to Paragraphs 7, 27, or 28(g) hereof; (v) for the redemption of Shares; or (vi) upon receipt of an Officer's Certificate for other corporate purposes.

                  (b) Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as Custodian for the Portfolios.

         7. Receipt of Securities.

                  (a) Except as provided by Paragraphs 7(c), 8, 27, or 28(g) hereof, and except as otherwise directed by Oral or Written Instructions described in Paragraph 11 hereof, Custodian shall hold and physically segregate in a separate account with respect to each Portfolio, identifiable from those of any other person, all securities and non-cash property received by it for the Portfolios. All such securities and non-cash property are to be held or disposed of by Custodian for each Portfolio pursuant to the terms of this Agreement. In the absence of Written


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Instructions accompanied by a certified resolution authorizing the specific transaction by Master Trust's Board of Trustees, and subject to Paragraph 25 hereof, Custodian shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except in accordance with the express terms provided for in this Agreement. In no case may any trustee, officer, employee or agent of Master Trust withdraw any securities. In connection with its duties under this Paragraph 7(a), Custodian may enter into sub-custodian agreements with other banks or trust companies for the receipt of certain securities and cash to be held by Custodian for the account of a Portfolio pursuant to this Agreement, provided Custodian obtains the prior written approval of Master Trust to any such sub-custody arrangement. Custodian will provide Master Trust with a copy of each sub-custodian agreement it executes pursuant to this Paragraph 7(a). Custodian shall be liable for acts or omissions of any such sub-custodian selected by it pursuant to this Paragraph 7(a), under the standards of care provided for herein, except for any such sub-custodian engaged at the specific direction of the Portfolios. Notwithstanding anything herein to the contrary, this Paragraph 7(a) shall not apply to Custodian's engagement of foreign sub-custodians, which shall instead be governed by Paragraph 27 hereof.

                  (b) Promptly after the close of business on each day, Custodian shall furnish Master Trust with confirmations and a summary of all transfers to or from the account of each Portfolio during said day. Where securities are transferred to the account of any Portfolio established at a Securities Depository or the Book Entry System pursuant to Paragraph 8 herein, Custodian shall also, by book-entry or otherwise, identify as belonging to such Portfolio the quantity of securities in a fungible bulk of securities registered in the name of Custodian (or its nominee) or shown in Custodian's account on the books of a Securities Depository or the Book-Entry System. At least monthly and from time to time, Custodian shall furnish Master Trust with a detailed statement of the Property held for each Portfolio under this Agreement.

                  (c) Notwithstanding any provision elsewhere contained herein, Custodian shall not be required to obtain possession of any instrument or certificate representing any futures contract, any option, or any futures contract option until after it shall have determined, or shall have received an Officer's Certificate from Master Trust stating that any such instruments or certificates are available. Master Trust shall deliver to Custodian such an Officer's Certificate no later than the business day preceding the availability of any such instrument or certificate. Prior to such availability, Custodian shall comply with the 1940 Act in connection with the purchase, sale, settlement, closing out or writing of futures contracts, options, or futures contract options by making payments or deliveries specified in such Officer's Certificates or Written Instructions received by Custodian in connection with any such purchase, sale, writing, settlement or closing out upon its receipt from a broker, dealer, or futures commission merchant of a statement or confirmation reasonably believed by Custodian to be in the form customarily used by brokers, dealers, or future commission merchants with respect to such futures contracts, options, or futures contract options, as the case may be, confirming that the same is held by such broker, dealer or futures commission merchant, in book-entry form or otherwise, in the name of Custodian (or any nominee of Custodian) as Custodian for the Portfolio, provided, however, that notwithstanding the foregoing, and subject to Paragraph 13(b) hereof, payments to or deliveries from any margin account, and payments with respect to future contracts, options, or future contract options to which a margin account relates, shall be made in accordance with the terms and conditions of Master Trust's relevant margin account agreement. Whenever any such


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

instruments or certificates are available, Custodian shall, notwithstanding any provision in this Agreement to the contrary, make payment for any futures contract, option, or futures contract option for which such instruments or such certificates are available against the delivery to Custodian of such instrument or such certificate, and deliver any futures contract, option or futures contract option for which such instruments or such certificates are available only against receipt by Custodian of payment therefor. Any such instrument or certificate delivered to Custodian shall be held by Custodian hereunder in accordance with, and subject to, the provisions of this Agreement.

         8. Use of Securities Depository or the Book-Entry System. Master Trust shall deliver to Custodian a certified vote of the Board of Trustees of Master Trust approving, authorizing and instructing Custodian on a continuous and ongoing basis until instructed to the contrary by Written Instructions: (i) to deposit in a Securities Depository or the Book-Entry System all securities of the Portfolios held hereunder eligible for deposit therein, and (ii) to utilize a Securities Depository or the Book-Entry System to the extent possible in connection with the performance of its duties hereunder, including without limitation, settlements of purchases and sales of securities by the Portfolios, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. Without limiting the generality of such use, the following provisions shall apply thereto:

                  (a) Securities and any cash of the Portfolios deposited by Custodian in a Securities Depository or the Book-Entry System will at all times be segregated from any assets and cash controlled by Custodian in other than a fiduciary or custodian capacity. Subject to Paragraph 28(m) hereof, Custodian and its sub-custodians, if any, will pay out money only upon receipt of securities and will deliver securities only upon receipt of money, absent Written Instructions to the contrary.

                  (b) All books and records maintained by Custodian that relate to the Portfolios' participation in a Securities Depository or the Book-Entry System will at all times during Custodian's regular business hours be open to inspection by Master Trust's duly authorized employees or agents and Master Trust's independent auditors in accordance with applicable regulations, it being understood, however, that such records may be kept in an off-site Custodian storage location and Master Trust will be furnished with all information in respect of the services rendered to it as it may require.

                  (c) Custodian will provide Master Trust with copies of any report obtained by Custodian on the system of internal accounting control of the Securities Depository or Book-Entry System promptly after receipt of such a report by Custodian. Custodian will also provide Master Trust with such reports on its own system of internal control as Master Trust may reasonably request from time to time.

         9. Instructions Consistent With the Charter, Etc. Unless otherwise provided in this Agreement, Custodian shall act only upon Officer's Certificates, Oral Instructions and/or Written Instructions. Custodian may assume that any Officer's Certificate, Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with any provision of the Declaration of Trust or By-Laws or any vote of Master Trust's Board of Trustees, or any committee thereof. Custodian shall be entitled to rely upon any Oral Instructions or Written


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Instructions actually received by Custodian pursuant to this Agreement, and upon any certificate, oral instructions, or written instructions reasonably believed by Custodian to be an Officer's Certificate, Oral Instructions or Written Instructions. Master Trust agrees to forward to Custodian, Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by Custodian at the close of business of the same day that such Oral Instructions are given to Custodian. Master Trust agrees that the fact that such confirming Written Instructions are not received by Custodian shall in no way affect the validity of any of the transactions authorized by Master Trust by giving Oral Instructions, and that Custodian's records with respect to the content of Oral Instructions shall be controlling.

         10. Transactions Not Requiring Instructions. Custodian is authorized to take the following action without Oral Instructions, Written Instructions, or an Officer's Certificate:

                  (a) Collection of Income and Other Payments. Custodian shall subject to Paragraph 28(f) hereof:

                           (i) Collect and receive for the account of any
Portfolio, all income and other payments and distributions, including (without limitation) stock dividends, rights, warrants and similar items, included or to be included in the Property of any Portfolio, and promptly advise Master Trust of such receipt and shall credit such income, as collected, to such Portfolio of Master Trust. From time to time, Custodian may elect, but shall not be so obligated, to credit the account with interest, dividends or principal payments on the payable or contractual settlement date, in anticipation of receiving same from a payor, central depository, Securities Depository, broker or other agent employed by Master Trust or Custodian. Any such crediting and posting shall be at Master Trust's sole risk, and Custodian shall be authorized to reverse (A) any such advance posting in the event it does not receive good funds from any such payor, central depository, Securities Depository, broker or agent, and (B) any other payment or crediting, including, without limitation, payments made by check or draft, in the event it does not receive good funds or final payment;

                           (ii) With respect to securities of foreign issue, and
subject to Paragraph 27 hereof, effect collection of dividends, interest and other income, and to promptly transmit to Master Trust all reports, written information or notices actually received by Custodian as Custodian, including notices of any call for redemption, offer of exchange, right of subscription, reorganization, or other proceedings affecting such securities, or any default in payments due thereon. It is understood, however, that Custodian shall be under no responsibility for any failure or delay in effecting such collections or giving such notice with respect to securities of foreign issue, regardless of whether or not the relevant information is published in any financial service available to it unless such failure or delay is due to Custodian's own negligence. Collections of income in foreign currency are, to the extent possible, to be converted into United States dollars unless otherwise instructed in writing, and in effecting such conversion Custodian may use such methods or agencies as it may see fit, including the facilities of its own foreign division at customary rates. All risk and expenses incident to such collection and conversion are for the account of the Portfolios and Custodian shall have no responsibility for fluctuations in exchange rates affecting any such conversions;


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                           (iii) Endorse and deposit for collection in the name
of Master Trust and each of its Portfolios, checks, drafts, or other orders for the payment of money on the same day as received;

                           (iv) Receive and hold for the account of each of the
Portfolio's securities received by the Portfolios as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities of the Portfolios held by Custodian hereunder;

                           (v) Present for payment and collect the amount
payable upon all securities which may mature or be called, redeemed or retired, or otherwise become payable on the date such securities become payable, but, with respect to calls, early redemptions, or early retirements, only if Custodian either: (i) receives a written notice of the same, or (ii) notice of the same appears in one or more of the publications then listed in Appendix A hereto, which Appendix may be amended to add other publications at any time by Custodian without prior notice to or consent from Master Trust and which may be amended to delete a publication with the prior notice and consent from Master Trust;

                           (vi) Subject to Paragraphs 28(e) and (f) hereof, take
any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts and other negotiable instructions; and

                           (vii) With respect to domestic securities, to
exchange securities in temporary form for securities in definitive form, to effect an exchange of the shares where the par value of stock is changed, and to surrender securities at maturity or when advised by Master Trust or the investment adviser to Master Trust of an earlier call for redemption, against payment therefor in accordance with accepted industry practice. When fractional shares of stock of a declaring corporation are received as a stock distribution, Custodian is authorized to sell the fraction received and credit Master Trust's account. Unless specifically instructed to the contrary in writing, Custodian is authorized to exchange securities in bearer form for securities in registered form. If any Property registered in the name of a nominee of Custodian is called for partial redemption by the issuer of such Property, Custodian is authorized to allot the called portion to the respective beneficial holders of the Property in such manner deemed to be fair and equitable by Custodian in its reasonable discretion.

                  (b) Miscellaneous Transactions. Custodian is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                           (i) for examination by a broker selling for the
account of Master Trust in accordance with street delivery custom;

                           (ii) for the exchange for interim receipts or
temporary securities for definitive securities;


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                           (iii) for transfer of securities into the name of the
Portfolios or Custodian or a nominee of either, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to Custodian.

         11. Transactions Requiring Instructions. Upon receipt of Oral or Written Instructions, and not otherwise, Custodian, directly or through the use of a Securities Depository or the Book-Entry System, shall:

                  (a) execute and deliver to such persons as may be designated in such Oral or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Portfolios as owners of any securities may be exercised;

                  (b) deliver any securities held for any Portfolio against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                  (c) deliver any securities held for any Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, against receipt of such certificates or deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                  (d) make such transfers or exchanges of the assets of any Portfolio and take such other steps as shall be stated in said instructions to be for the purposes of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Portfolios;

                  (e) subject to Paragraph 25(b) hereof, release securities belonging to any Portfolio to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by such Portfolio; provided, however, that securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose; and pay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                  (f) deliver any securities held for any Portfolio upon the exercise of a covered call option written by such Portfolio on such securities;

                  (g) release and deliver securities owned by a Portfolio in connection with any repurchase agreement entered into on behalf of such Portfolio, but subject to Paragraph 28(m) hereof, only on receipt of payment therefor; and pay out monies of such Portfolio in connection with such repurchase agreements, but only upon the delivery of the securities;


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

                  (h) otherwise transfer, exchange or deliver securities in accordance with Oral or Written Instructions specifying the purpose of such transfer, including without limitation, loans of securities, short sales, or reverse repurchase agreements, and subject to Paragraph 7(a) hereof.

         12. Segregated Accounts. Custodian shall upon receipt of Written or Oral Instructions establish and maintain a segregated account or accounts on its records for and on behalf of any Portfolio, into which account or accounts shall be credited, but only pursuant to an Officer's Certificate or Written Instructions specifying the particular securities and/or amount of cash, cash and/or securities, including securities in the Book-Entry System: (i) for the purposes of compliance by the Portfolios and Master Trust with the procedures required by a securities or option exchange, (ii) for the purpose of compliance by the Portfolios and Master Trust with the 1940 Act and Release No. 10666 or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies, and (iii) for other proper corporate purposes.

         13.      Dividends and Distributions.

                  (a) Master Trust shall furnish Custodian with appropriate evidence of action by Master Trust's Board of Trustees declaring and authorizing the payment of any dividends and distributions. Upon receipt by Custodian of an Officer's Certificate with respect to dividends and distributions declared by Master Trust's Board of Trustees and payable to interestholders of any Portfolio who are entitled to receive cash for fractional shares and those who have elected in the proper manner to receive their distributions on dividends in cash, and in conformance with procedures mutually agreed upon by Custodian and Master Trust, and Master Trust's administrator or transfer agent, Custodian shall pay to the Portfolio's transfer agent, as agent for the interestholders, an amount equal to the amount indicated in said Officer's Certificate as payable by the Portfolio to such interestholders for distribution in cash by the transfer agent to such interestholders.

                  (b) Custodian may enter into separate custodial agreements with various futures commission merchants ("FCMs") that Master Trust uses (each an "FCM Agreement"), pursuant to which the Portfolios' margin deposits in any transactions involving futures contracts and options on futures contracts will be held by Custodian in accounts (each an "FCM Account") subject to the disposition by the FCM involved in such contracts in accordance with the customer contract between the FCM and Master Trust ("FCM Contract"), SEC rules governing such segregated accounts, Commodity Futures Trading Commission ("CFTC") rules and the rules of the applicable commodities exchange. Such FCM Agreements shall only be entered into by Custodian upon receipt by Custodian of Written Instructions from Master Trust which state that: (i) an FCM Contract has been entered into; (ii) Master Trust is in compliance with all the rules and regulations of the CFTC; and (iii) the FCM Agreement is acceptable to Master Trust. Transfers of initial margin shall be made into an FCM Account only upon Written Instructions; transfers of premium and variation margin may be made into an FCM Account pursuant to Oral Instructions. Transfers of funds from an FCM Account to the FCM for which Custodian holds such an account may only occur in accordance with the terms of the FCM Agreement.


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

         14. Purchase of Securities. Promptly after each purchase of securities by Master Trust on behalf of any Portfolio, Master Trust shall deliver to Custodian Oral or Written Instructions specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities; (b) the number of shares of the principal amount purchased and accrued interest, if any;
(c) the dates of purchase and settlement; (d) the purchase price per unit; (e) the total amount payable upon such purchase; (f) the name of the person from whom or the broker through whom the purchase was made; and (g) the Portfolio for which the purchase was made. Custodian shall upon receipt of securities purchased by or for Master Trust pay out of the monies held for the account of Master Trust the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral or Written Instructions.

         15. Sales of Securities. Promptly after each sale of securities by the Portfolios or Master Trust shall deliver to Custodian Oral or Written Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the security; (b) the number of shares or principal amount sold, and accrued interest, if any; (c) the dates of sale; (d) the sale price per unit; (e) the total amount payable to Master Trust upon such sale; (f) the name of the broker through whom or the person to whom the sale was made; and
(g) the Portfolio for which the sale was made. Custodian shall, subject to Paragraph 28(m) hereof, deliver the securities against payment of the total amount payable to Master Trust upon such sale, provided that the same conforms to the total amount payable as set forth in such Oral and Written Instructions.

         16. Records. The books and records pertaining to the Portfolios and Master Trust which are in the possession of Custodian shall be the property of Master Trust. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The SEC, Master Trust, or Master Trust's authorized representatives, shall have access to such books and records at all times during Custodian's normal business hours. Upon the reasonable request of Master Trust, copies of any such books and records shall be provided by Custodian to Master Trust or Master Trust's authorized representative, and Master Trust shall reimburse Custodian reasonable expenses for providing such copies. Upon reasonable request of Master Trust, Custodian shall provide in hard copy, tape or on micro-film, or such other medium as agreed to among Master Trust and Custodian, and any books and records maintained by Custodian.

         17. Reports.

                  (a) Custodian shall furnish Master Trust the following reports:

                           (i) such periodic and special reports as Master Trust
may reasonably request from time to time;

                           (ii) a monthly statement summarizing all transactions
and entries for the account of each Portfolio;

                           (iii) a monthly report of portfolio securities
belonging to each Portfolio showing the adjusted average cost of each issue and market value at the end of such month;

                           (iv) a monthly report of the cash account of each
Portfolio showing disbursements;

                           (v) the reports to be furnished to Master Trust
pursuant to Rule 17f-4 under the 1940 Act; and

                           (vi) such other information as may be agreed upon
from time to time between Master Trust and Custodian.

                  (b) Subject to Paragraphs 5 and 27(g) hereof, Custodian shall transmit promptly to Master Trust any proxy statement, proxy materials, notice of a call or conversion or similar communications actually received by Custodian as custodian of the Property.

                  (c) Custodian shall report as the market value at the end of each month the last closing bid, offer or sale price to the extent, and as the same, is furnished to Custodian by a pricing or similar service utilized or subscribed to by Custodian. Custodian shall not be responsible for, have any liability with respect to, or be under any duty to inquire into, nor deemed to make any assurances with respect to, the accuracy or completeness of such information, even if The Bank of New York in performing services for others, including services similar to those performed hereunder, receives different valuations of the same or different securities of the same issuer.

         18. Cooperation with Accountants. Custodian shall cooperate with Master Trust's independent certified public accountants and shall take all reasonable action in the performance of its obligations under this Agreement, to assure that the necessary information is made available to such accountants.

         19. Confidentiality. Custodian agrees on behalf of itself and its employees to treat all record and other information relative to Master Trust, its prior, present or potential interestholders, its service providers and its prior, present or potential customers, as confidential information, and to protect and safeguard the same to the extent required by applicable law, provided, however, that Custodian may make such disclosure as required by applicable law, regulation, court order, decrees or legal process and upon receipt of any of the foregoing requiring such disclosure, Custodian's only obligation shall be to notify Master Trust thereof. Custodian further agrees not to otherwise use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Master Trust.

         20. Equipment Failures. In the event of equipment failures beyond Custodian's control, Custodian shall take reasonable steps to minimize service interruptions but shall not have any further liability with respect thereto. Notwithstanding the foregoing, Custodian shall maintain sufficient back up electronic data processing equipment to enable Custodian to fulfill its obligations under this Agreement consistent with standard industry practices.

         21. Right to Receive Advice.

                  (a) Advice of Portfolio. If Custodian shall be in doubt as to any action to be taken or omitted by it, either may request, and shall receive, from Master Trust clarification or advice, including Oral or Written Instructions.

                  (b) Advice of Counsel. If Custodian shall be in doubt as to any question of law involved in any action to be taken or omitted by Custodian, it may request at its option advice from its own counsel, at its own expense, or advice from Master Trust's counsel.

                  (c) Conflicting Advice. In case of conflict between directions, advice or Oral or Written Instructions received by Custodian pursuant to subparagraph (a) of this paragraph and advice received by Custodian pursuant to subparagraph (b) of this paragraph, Custodian shall be entitled to rely on and follow the advice received pursuant to subparagraph (b) alone.

                  (d) Protection of Custodian. Custodian shall be protected in any action or inaction which it takes or omits to take in reliance on any directions, advice or Oral or Written Instructions received pursuant to subparagraphs (a) or (b) of this section which it, after receipt of any such directions, advice or Oral or Written Instructions, in good faith reasonably believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. Nothing in this Paragraph 21 shall be construed as imposing upon Custodian any obligation: (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms or another provision of this Agreement, the same is a condition to Custodian's properly taking or omitting to take such action. Nothing in this Paragraph 21(d) shall excuse Custodian when an action or omission on the part of Custodian constitutes willful misfeasance or bad faith, or negligence or reckless disregard by Custodian of its duties under this Agreement.

         22. Compliance with Governmental Rules and Regulations. Custodian undertakes to comply with the laws, rules and regulations of governmental authorities having jurisdiction over Custodian and its express duties hereunder.

         23. Compensation. As compensation for the services rendered by Custodian during the term of this Agreement, Master Trust and/or Banc of America Advisors, LLC shall pay to Custodian, in addition to reimbursement of its out-of-pocket expenses and in accordance with the co-administration agreement among Master Trust, Banc of America Advisors, LLC and Stephens Inc. dated April 16, 2001, such compensation as may be agreed upon from time to time in writing by Master Trust and Custodian as set forth in Schedule III.

         24. Indemnification. Master Trust agrees to indemnify Custodian against, and hold harmless from all taxes, charges, expenses (including reasonable fees and expenses of counsel), assessments, claims, losses, demands and liabilities whatsoever (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act and the 1940 Act, and any state and foreign securities laws, all as currently in effect or as may be amended from time to time) and expenses, including without limitation, reasonable attorney's fees and disbursements, howsoever arising or incurred because of or in connection with this Agreement, except for such liability, claim, loss, demand, charge, expense, tax or assessment arising out of Custodian's, or such nominees', willful misconduct or negligence or reckless disregard of its duties under this Agreement. For the purposes of this Agreement, including, without limitation, for purposes of Paragraphs 24 and 28, neither Custodian's acceptance of Instructions in accordance with Paragraph 26A nor Custodian's use of Foreign Sub-Custodians pursuant to agreements that do not permit actual examination by independent public accountants, nor the denial of examination by any Foreign Sub-Custodian, as defined in Paragraph 27, shall, in and of itself, constitute, or be deemed to constitute, a breach by Custodian of this Agreement or negligence, willful misconduct, or reckless disregard of its duties by Custodian, provided the relevant agreement between Custodian and a Foreign Sub-Custodian satisfies the requirements of Rule 17f-5.

         25. Overdrafts or Indebtedness.

                  (a) Custodian shall advance funds under this Agreement with respect to any Portfolio which results in an overdraft because the moneys held by Custodian in the separate account for such Portfolio shall be insufficient to pay the total amount payable upon a purchase of securities by such Portfolio, as set forth in an Officer's Certificate or Oral or Written Instructions, or which results in an overdraft in the separate account of such Portfolio for some other reason, or if Master Trust is for any other reason indebted to Custodian, including any indebtedness to The Bank of New York under Master Trust's Cash Management and Related Services Agreement, (except a borrowing for investment or for temporary or emergency purposes using securities as collateral pursuant to a separate agreement and subject to the provisions of Paragraph 25(b) hereof), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to Master Trust for such Portfolio payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to the overdraft rate specified in Schedule III to this Agreement. In addition, Master Trust hereby agrees that to the extent of such overdraft or indebtedness, Custodian shall have a continuing lien, security entitlement and security interest in and to any property at any time held by it for the benefit of such Portfolio or in which the Portfolio may have an interest which is then in Custodian's possession or control or in possession or control of any third party acting on Custodian's behalf. Master Trust authorizes Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Portfolio's credit on Custodian's books. In addition, Master Trust hereby covenants that on each Business Day on which either it intends to enter a Reverse Repurchase Agreement and/or otherwise borrow from a third party, or which next succeeds a Business Day on which at the close of business Master Trust had outstanding a Reverse Repurchase Agreement or such a borrowing, it shall prior to 1:00 p.m., New York City time, advise Custodian, in writing, of each such borrowing, shall specify the Portfolio to which the same relates, and shall not incur any indebtedness not so specified other than from Custodian.

                  (b) Master Trust will cause to be delivered to Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, Custodian) from which it borrows money for investment or for temporary or emergency purposes using securities held by Custodian hereunder as collateral for such borrowings, a notice or undertaking in the form currently employed by such bank setting forth the amount which such bank will loan to Master Trust against delivery of a stated amount of collateral. Master Trust shall promptly deliver to Custodian Written Instructions specifying with respect to each such borrowing: (a) the Portfolio to which such borrowing relates; (b) the name of the bank; (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Portfolio, or other loan agreement; (d) the time and date, if known, on which the loan is to be entered into; (e) the date on which the loan becomes due and payable; (f) the total amount payable to the Portfolio on the borrowing date; (g) the market value of securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular securities and (h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the 1940 Act and the Portfolio's prospectus. Custodian shall deliver on the borrowing date specified in Written Instructions the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in such Written Instructions. Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. Custodian shall deliver such securities as additional collateral as may be specified in Written Instructions to collateralize further any transaction described in this Paragraph 25(b). Master Trust shall cause all securities released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that Master Trust fails to specify in Written Instructions the Portfolio, the name of the issuer, the title and number of shares or the principal amount of any particular securities to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any securities.

         26A. Instructions.

                  (a) It is understood and agreed that Custodian may, from time to time, provide software to Master Trust for purposes of enabling a Portfolio to transmit Instructions to Custodian (the "Software"). Such Software has been designed to include password protection or other features to restrict the use of the Software to Authorized Persons; provided, however, that the Custodian makes no warranty or representations of any kind with respect to such protections or features, express or implied, including, but not limited to, any implied warranties of merchantability or fitness for a particular purpose. Master Trust and the Custodian shall use commercially reasonable efforts to develop other mechanisms (i) to enable Master Trust to restrict the use of the Software to Authorized Persons, (ii) to identify transmissions from a terminal other than an authorized terminal, and (iii) for the prompt and accurate transmission of Instructions by Authorized Persons to Custodian. It is further understood and agreed that Custodian may provide specialized hardware or other equipment to enable Master Trust and the Portfolios to utilize the Software. With respect to any such Software, Custodian grants to Master Trust and its service providers a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Instructions to, and receiving communications from, Custodian in connection with its account(s). Master Trust and its service providers agree not to sell, reproduce, lease or otherwise provide, directly or indirectly, the Software or any portion thereof to any third party without the prior written consent of Custodian. At no time shall Master Trust be obligated to use the Software to transmit Instructions to Custodian.

                  (b) Master Trust shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and transmit Instructions to Custodian; provided, however, that the parties acknowledge and agree that if any specialized equipment is necessary to enable Master Trust to utilize the Software, Custodian shall, at its own expense, provide and maintain such equipment.

                  (c) Master Trust acknowledges that the Software, all databases made available to Master Trust by utilizing the Software (other than databases relating solely to the assets of the Portfolios and transactions with respect thereto), and any proprietary data, processes, information and documentation (other than those which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of Custodian. Master Trust shall keep the Information confidential by using the same care and discretion that Master Trust uses with respect to its own confidential property and trade secrets and shall neither make nor permit any disclosure without the prior written consent of Custodian. Upon termination of this Agreement or the Software license granted hereunder for any reason, Master Trust shall return to Custodian all copies of the Information which are in its possession or under its control or which Master Trust distributed to third parties.

                  (d) Custodian reserves the right to modify the Software from time to time upon reasonable prior notice and Master Trust shall, if it desires in its sole discretion to continue to use the Software, install new releases of the Software as Custodian may direct. Master Trust agrees not to modify or attempt to modify the Software without Custodian's prior written consent. Master Trust acknowledges that any modifications to the Software, whether by Master Trust or Custodian and whether with or without Custodian's consent, shall become the property of Custodian.

                  (e) Where the method for transmitting Instructions by Master Trust involves an automatic systems acknowledgment to Master Trust by Custodian of its receipt of such Instructions, including any transmission of Instructions using the Software, then (i) if an acknowledgment is not actually received by Master Trust, Custodian shall not be deemed to have received any such Instructions, and (ii) if an acknowledgment is actually received by Master Trust, the Custodian shall be deemed to have received such Instructions and shall be responsible for any error, omission, interruption or delay in connection with the transmission of such Instructions; provided, however, that Master Trust shall promptly review all acknowledgments actually received and notify the Custodian in the event of any apparent discrepancy.

                  (f) (i) Master Trust agrees that where it delivers to Custodian Instructions hereunder using the Software, it shall be Master Trust's sole responsibility to ensure that only persons duly authorized by Master Trust and the correct number of such persons transmit such Instructions to Custodian and Master Trust will cause all such persons to treat applicable use and authorization codes, passwords and authentication keys with extreme care, and authorizes Custodian to act in accordance with and rely upon Instructions received by it pursuant hereto using the Software. (ii) Master Trust hereby represents, acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to Custodian and that there may be more secure methods of transmitting Instructions to Custodian than the method(s) selected by Master Trust. (iii) With respect to all Oral Instructions and all Written Instructions other than Instructions delivered to Custodian using the Software provided by Custodian, Custodian shall exercise all commercially reasonable efforts to form a reasonable belief that each such instruction has been given by an Authorized Person and, where required, signed by an appropriate number of Authorized Person(s).

                  (g) Master Trust shall notify Custodian of any errors, omissions or interruptions in, or delay or unavailability of, its ability to send Instructions using the Software provided by Custodian as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the business day on which discovery should have occurred through the exercise of reasonable care and (iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day. Custodian shall, as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the business day on which discovery should have occurred through the exercise of reasonable care and
(iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day, advise Master Trust whenever Custodian learns or reasonably should have learned, of any errors, omissions or interruption in, or delay or unavailability of, Master Trust's ability to send Instructions using the Software provided by Custodian.

         26B. FX Transactions

                  (a) Whenever a Portfolio shall enter into an FX Transaction, the Portfolio shall promptly deliver to Custodian a Certificate or Oral Instructions specifying with respect to such FX Transaction: (i) the Series to which such FX Transaction is specifically allocated; (ii) the type and amount of Currency to be purchased by the Portfolio; (iii) the type and amount of Currency to be sold by the Portfolio; (iv) the date on which the Currency to be purchased is to be delivered; (v) the date on which the Currency to be sold is to be delivered; and (vi) the name of the person from whom or through whom such Currencies are to be purchased and sold. Unless otherwise instructed by a Certificate or Oral Instructions, Custodian shall deliver, or shall instruct a Foreign Sub-Custodian to deliver, the Currency to be sold on the date on which such delivery is to be made, as set forth in the Certificate, and shall receive, or instruct a Foreign Sub-Custodian to receive, the Currency to be purchased on the date as set forth in the Certificate.

                  (b) Where the Currency to be sold is to be delivered on the same day as the Currency to be purchased, as specified in the Certificate or Oral Instructions, Custodian or a Foreign Sub-Custodian may arrange for such deliveries and receipts to be made in accordance with the customs prevailing from time to time among brokers or dealers in Currencies, and such receipt and delivery may not be completed simultaneously. The Portfolio assumes all responsibility and liability for all credit risks involved in connection with such receipts and deliveries, which responsibility and liability shall continue until the Currency to be received by the Portfolio has been received in full.

                  (c) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian, any office, branch or subsidiary of The Bank of New York, or any Foreign Sub-Custodian (as defined below) acting as principal or otherwise through customary banking channels. The Portfolio may issue a standing Certificate with respect to foreign exchange transactions but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Portfolio. The Portfolio shall bear all risks of investing in securities or holding Currency. Without limiting the foregoing, the Portfolio shall bear the risks that rules or procedures imposed by a Foreign Sub-Custodian or foreign depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of the Portfolio of securities or any cash held outside the Portfolio's jurisdiction or denominated in Currency other than its home jurisdiction or the conversion of cash from one Currency into another Currency. Custodian shall not be obligated to substitute another Currency for a Currency (including a Currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither Custodian nor any Foreign Sub-Custodian shall be liable to the Portfolio for any loss resulting from any of the foregoing events.

         27. Duties of Custodian with Respect to Property of any Portfolio Held Outside of the United States.

                  (a) Custodian is authorized and instructed to employ, as sub-custodian for each Portfolio's foreign securities and other assets, the foreign banking institutions and foreign securities depositories and clearing agencies selected from time to time by Custodian as the Foreign Custody Manager appointed by Master Trust's Board of Trustees ("Foreign Sub-Custodians") to carry out their respective responsibilities in accordance with the terms of the sub-custodian agreement between each such Foreign Sub-Custodian and Custodian (each such agreement, a "Foreign Sub-Custodian Agreement"). Upon receipt of an Officer's Certificate, Master Trust may designate any additional foreign sub-custodian with which Custodian has an agreement for such entity to act as Custodian's agent, as its sub-custodian and any such additional foreign sub-custodian shall be deemed a Foreign Sub-Custodian hereunder. Upon receipt of an Officer's Certificate, Custodian shall cease using any one or more Foreign Sub-Custodians for the Portfolio's assets.

                  (b) Each Foreign Sub-Custodian Agreement shall be substantially in the form delivered to Master Trust herewith and will not be amended in a way that materially or adversely affects Master Trust without Master Trust's prior written consent.

                  (c) Custodian shall identify on its books as belonging to each Portfolio the Foreign Securities of such Portfolio held by each Foreign Sub-Custodian. At the election of Master Trust, it shall be entitled to be subrogated to any claims by Master Trust or any Portfolio against a Foreign Sub-Custodian as a consequence of any loss, damage, cost, expense, liability or claim sustained or incurred by Master Trust or any Portfolio if and to the extent that Master Trust or such Portfolio has been made whole by Custodian for any such loss, damage, cost, expense, liability or claim.

                  (d) Upon request of Master Trust, Custodian will, consistent with the terms of the applicable Foreign Sub-Custodian Agreement, use reasonable efforts to arrange for the independent accountants of Master Trust to be afforded access to the books and records of any Foreign Sub-Custodian insofar as such books and records relate to the performance of such Foreign Sub-Custodian under its agreement with Custodian on behalf of Master Trust.

                  (e) Custodian will supply to Master Trust from time to time, as mutually agreed upon, statements in respect of the securities and other assets of each Portfolio held by Foreign Sub-Custodians, including but not limited to, an identification of entities having possession of each Portfolio's Foreign Securities and other assets, and advices or notifications of any transfers of Foreign Securities to or from each custodial account maintained by a Foreign Sub-Custodian for Custodian on behalf of the Portfolio.

                  (f) Custodian agrees that it will use reasonable care in monitoring compliance by each Foreign Sub-Custodian with the terms of the relevant Foreign Sub-Custodian Agreement and that if it learns of any breach of such Foreign Sub-Custodian Agreement believed by Custodian to have a material adverse effect on Master Trust or any Portfolio it will promptly notify Master Trust in writing of such breach. Custodian also agrees to use reasonable and diligent efforts to enforce its rights under the relevant Foreign Sub-Custodian Agreement.

                  (g) Custodian shall transmit promptly to Master Trust all notices, reports or other written information received pertaining to the Portfolios' Foreign Securities, including without limitation, notices of corporate action, proxies and proxy solicitation materials.

                  (h) Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of Master Trust or any Portfolio and delivery of securities maintained for the account of Master Trust or any Portfolio may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

                  (i) With respect to any losses or damages arising out of or relating to any actions or omissions of any Foreign Sub-Custodian, the sole responsibility and liability of Custodian shall be to take all appropriate and reasonable action at Master Trust's expense to recover such loss or damage from the Foreign Sub-Custodian. It is expressly understood and agreed that Custodian's sole responsibility and liability shall be limited to amounts so recovered from the Foreign Sub-Custodian.

         28. Concerning Custodian.

                  (a) (i) Custodian shall exercise care and diligence and act in good faith and use all commercially reasonable efforts in the performance of its duties hereunder. Custodian shall be responsible to Master Trust for its own failure or the failure of any sub-custodian that it shall appoint (other than a foreign sub-custodian referred to in Paragraph 27 or a sub-custodian appointed by Custodian at the specific direction of Master Trust) or that of its employees or agents, to perform its duties, obligations or responsibilities in accordance with this Agreement, but only to the extent that such failure results from acts or omissions that constitute willful misfeasance, bad faith or negligence on the part of Custodian, or on the part of its employees or agents, or reckless disregard of such duties, obligations and responsibilities.

                           (ii) Without limiting the generality of the foregoing
or any other provision of this Agreement, in no event shall Custodian be liable to the Portfolio or any third party nor, except as otherwise provided in this subparagraph for special, indirect or consequential damages or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. Custodian may, with respect to questions of law arising under any FCM Agreement, apply for and obtain the advice and opinion of counsel to Master Trust at the expense of Master Trust, or of its own counsel at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. Custodian shall be liable to Master Trust for any loss or damage resulting from the use of the Book-Entry System or any Securities Depository arising by reason of any negligence or willful misconduct on the part of Custodian or any of its employees or agents.

                           (iii) Custodian's liability pursuant to the last
sentence of subparagraph (a)(i) shall include, but not be limited to, reimbursing Master Trust for court-ordered damage awards, fines, penalties, and judicially-approved settlements (and attorney's fees and disbursements relating thereto) arising out of or in connection with the conduct giving rise to such liability.

                           (iv) If Master Trust receives notice of the
commencement of any action, suit, or proceeding (an "Action"), or notice that any Action may be commenced, for which Custodian may be liable to Master Trust pursuant to this Paragraph 28, Master Trust shall give notice to Custodian of the commencement of the Action or of the possibility that an Action will be commenced. Any omission to notify Custodian will not relieve Custodian from any liability which it may have under this Paragraph, except to the extent the failure to notify Custodian prejudices the rights of Custodian. Custodian will be entitled at its sole expense and liability, to exercise full control of the defense, compromise or settlement of any such Action, provided that Custodian:
(1) notifies Master Trust in writing of Custodian's intention to assume such defense; and (2) retains legal counsel reasonably satisfactory to Master Trust to conduct the defense of such Action. If Custodian advises Master Trust that it does not wish to exercise full control of any defense, compromise or settlement of any Action, Custodian shall be responsible for the fees and expenses of counsel selected by Master Trust, in addition to any other amounts for which Custodian may be liable pursuant to this Paragraph 28. The other person will cooperate with the person assuming the defense, compromise or settlement of any Action in accordance with this Paragraph in any manner that such person reasonably may request. If Custodian so assumes the defense of any such Action, Master Trust will have the right to employ a separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of Master Trust unless: (a) Custodian has agreed to pay such fees and expenses, (b) any relief other than the payment of money damages is sought against Master Trust, or (c) Master Trust has been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to Custodian and that a conflict of interest therefore exists, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters for which Custodian is liable pursuant to this Paragraph will be paid by Custodian. Master Trust will not settle or compromise any such Action for which Custodian is liable pursuant to this Paragraph without the prior written consent of Custodian, unless Custodian has failed, after reasonable notice, to undertake control of such Action in the manner provided in this Paragraph. Custodian will not settle or compromise any such Action in which any relief other than the payment of money damages is sought against Master Trust without the consent of Master Trust, such consent not to be unreasonably withheld. In the event that Custodian intends to settle or compromise any Action in which solely money damages are sought, Custodian shall give Master Trust fifteen (15) business days prior written notice.

                  (b) Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

                           (i) the validity of the issue of any securities
purchased, sold, or written by or for Master Trust or any Portfolio, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

                           (ii) the legality of the sale or redemption of any
Shares, or the propriety of the amount to be received or paid therefor;

                           (iii) the legality of the declaration or payment of
any dividend by Master Trust;

                           (iv) the legality of any borrowing by Master Trust
using securities as collateral;

                           (v) the legality of any loan of portfolio securities,
or under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio securities is adequate collateral for or against any loss Custodian, Master Trust or any Portfolio might sustain as a result of such loan. Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify Master Trust or any Portfolio that the amount of such cash collateral held by Custodian for Master Trust is sufficient collateral for Master Trust, but such duty or obligation shall be the sole responsibility of Master Trust. In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio securities are lent makes payment to it of any dividends or interest which are payable to or for the account of Master Trust during the period of such loan or at the termination of such loan, provided, however, that Custodian shall promptly notify Master Trust in the event that such dividends or interest are not paid and received when due; or

                           (vi) the sufficiency or value of any amounts of money
and/or securities held in any segregated account described in Paragraph 12(a) hereof in connection with transactions by the Portfolios, or whether such segregated account provides the compliance intended to be achieved. In addition, Custodian shall not be under any duty or obligation to see that any broker, dealer, FCM or Clearing Member makes payment to the Portfolio of any variation margin payment or similar payment which the Portfolio may be entitled to receive from such broker, dealer, FCM or Clearing Member, to see that any payment received by Custodian from any broker, dealer, FCM or Clearing Member is the amount Master Trust is entitled to receive, or to notify Master Trust or a Portfolio of Custodian's receipt or non-receipt of any such payment.

                  (c) Custodian shall not be liable for, or considered to be sub-custodian or custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by Custodian on behalf of Master Trust until Custodian actually receives and collects such money directly or by the final crediting of the account representing the Portfolio's interest at the Book-Entry System or a Securities Depository.

                  (d) Custodian shall not have any responsibility or be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to securities held in a Securities Depository, unless Custodian shall have actually received timely notice from such Securities Depository. In no event shall Custodian have any responsibility or liability for the failure of any Securities Depository to collect, or for the late collection or late crediting by a Securities Depository of any amount payable upon securities deposited in a Securities Depository which may mature or be redeemed, retired, called or otherwise become payable. Upon receipt of Written Instructions from Master Trust of an overdue amount on securities held in a Securities Depository, Custodian shall make a claim against a Securities Depository on behalf of Master Trust, except that Custodian shall not be under any obligation to appear in, prosecute or defend any action suit or proceeding in respect to any securities held by a Securities Depository which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                  (e) Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to Master Trust from a transfer agent of Master Trust nor to take any action to effect payment or distribution by the transfer agent of Master Trust of any amount paid by Custodian to the transfer agent of Master Trust in accordance with this Agreement.

                  (f) Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until: (i) it shall be directed to take such action by Written Instructions, and (ii) it shall be assured to its reasonable satisfaction of reimbursement of its costs and expenses in connection with any such action.

                  (g) Custodian may in addition to the employment of Foreign Sub-Custodians pursuant to Paragraphs 7 and 27, hereof appoint one or more banking institutions as Depository or Depositories, as a sub-custodian or as sub-custodians, or as a co-custodian or as co-custodians, including, but not limited to, banking institutions located in foreign countries, of securities and moneys at any time owned by the Portfolios, upon such terms and conditions as may be approved in an Officer's Certificate or contained in an agreement executed by Custodian and Master Trust and the appointed institution.

                  (h) Custodian shall not be under any duty or obligation: (i) to ascertain whether any securities at any time delivered to, or held by it or by any Foreign Sub-Custodian, for the account of Master Trust and specifically allocated to a Portfolio are such as properly may be held by Master Trust or such Portfolio under the provisions of its Prospectus, or (ii) to ascertain whether any transactions by the Portfolio, whether or not involving Custodian, are such transactions as may properly be engaged in by the Portfolio.

                  (i) Custodian shall charge its compensation and any expenses with respect to the Portfolios of Master Trust incurred by Custodian in the performance of its duties under this Agreement only against the money of the Portfolio or Portfolios of Master Trust from which such compensation or expenses is actually due and payable, and under no circumstances shall any compensation or expenses due to Custodian be considered to be a joint, or joint and several, obligation of the Portfolios of Master Trust. To the extent that Custodian is entitled to recover from Master Trust any loss, damage, liability or expense (including counsel fees) under this Agreement, Custodian shall charge the amount due in respect of such loss, damage, liability or expense (including counsel fees) only against the money held by it for the Portfolio or Portfolios of Master Trust that is/are identified by Master Trust in an Officer's Certificate, unless and until Master Trust instructs Custodian by an Officer's Certificate to charge against money held by it for the account of a Portfolio such Portfolio's pro rata share (based on such Portfolio's net asset value at the time of the charge in proportion to the aggregate net asset value of all Portfolios at that time) of the amount of such loss, damage, liability or expense (including counsel fees).

                  (j) Custodian shall be entitled to rely upon any Officer's Certificate, Written Instructions, notice or other instrument in writing received by Custodian and reasonably believed by Custodian, to be an Officer's Certificate or Written Instructions. Custodian shall be entitled to rely upon any Oral Instructions actually received by Custodian. Master Trust agrees to forward to Custodian Written Instructions confirming such Oral Instructions in such manner so that such Written Instructions are received by Custodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such Oral Instructions are received by Custodian. Master Trust agrees that the fact that such confirming instructions are not received, or that contrary instructions are received, by Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by Master Trust. Master Trust agrees that Custodian shall not incur any liability to Master Trust in acting upon Oral Instructions given to Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

                  (k) Custodian shall be entitled to rely upon any instrument, instruction or notice received by it and reasonably believed by it to be given in accordance with the terms and conditions of any FCM Agreement. Without limiting the generality of the foregoing, Custodian shall not be under any duty to inquire into, and Custodian shall not be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer, futures commission merchant or clearing member.

                  (l) Custodian shall provide Master Trust with any report obtained by Custodian on the system of internal accounting control of the Book-Entry System, any Securities Depository utilized hereunder the Depository or the Options Clearing Corporation, and with such reports on its own systems of internal accounting control as Master Trust may reasonably request from time to time.

                  (m) Subject to the foregoing provisions of this Agreement, including, without limitation, those contained in Paragraph 27 hereof, Custodian may deliver and receive securities, and receipts with respect to such securities, and arrange for payments to be made and received by Custodian in accordance with the customs prevailing from time to time among brokers or dealers in such securities. When Custodian is instructed to deliver securities against payment, delivery of such securities and receipt of payment therefor may not be completed simultaneously. The Portfolio assumes all responsibility and liability for all credit risks involved in connection with Custodian's delivery of securities pursuant to proper instructions of the Portfolio, which responsibility and liability shall continue until final payment in full has been received by Custodian.

                  (n) Custodian shall not have any duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against Custodian.

         29. Termination. Any of the parties hereto may terminate this Agreement by giving to the other parties a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall on that date deliver directly to Master Trust or a successor custodian designated by Master Trust all securities and moneys then owned by Master Trust and held by Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled; provided, however, that transaction fees and expenses payable by Master Trust in connection with a deconversion to a successor custodian shall be limited to Custodian's actual direct cost.

         30. Notices. All notices and other communications (collectively referred to as "Notice" or "Notices" in this paragraph) hereunder shall be in writing or by confirm in telegram, cable, telex, or facsimile sending device. Notices shall be addressed: (a) if to Custodian, at Custodian's address, 90 Washington Street, 22nd Floor, New York, New York 10286, Attention: Frank Ajosa;
(b) if to Master Trust, at the address of Master Trust, 111 Center Street, Little Rock, Arkansas 72201, Attention: Richard H. Blank, Jr., Secretary; or (c) if to none of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. Notice shall be deemed to have been given when actually received by the other party. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

         31. Further Actions. Each party agrees to perform such further acts and execute such further documents as it deems necessary to effectuate the purposes hereof.

         32. Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         33. Miscellaneous.

                  (a) Master Trust agrees that Custodian may be a counterparty in any purchase or sale of foreign currency by or for Master Trust on a spot or forward basis, and on any option to buy or sell foreign currency.

                  (b) This Agreement embodies the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in New York and governed by New York law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         34. Release. The names "Nations Master Investment Trust" and "Trustees of Nations Master Investment Trust" refer respectively to Master Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust and Certificate of Trust dated January 14, 1999, which is hereby referred to and a copy of which is on file at the principal office of Master Trust. The obligations of "Nations Master Investment Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Interestholders, or representatives of Master Trust personally, but bind only Master Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of Shares of Master Trust Property, and all persons dealing with any class of Shares of Master Trust must look solely to Master Trust Property belonging to such class for the enforcement of any claims against Master Trust.

         35. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                                           NATIONS MASTER INVESTMENT TRUST


                                           By:  /s/ Carolyn Wyse
                                                ----------------------------
                                                Carolyn Wyse
                                                Assistant Secretary


                                           THE BANK OF NEW YORK


                                           By:
                                              -------------------------------

                                   SCHEDULE I


         The Custody Agreement between Nations Master Investment Trust, and Sub-Custodian applies to the following Portfolios of Master Trust:


                              High Yield Portfolio
                          International Bond Portfolio



Adopted:  February 22, 2001

                                   SCHEDULE II


I, Ira Rosner, a Vice President with THE BANK OF NEW YORK do hereby designate the following publications:


                                 The Bond Buyer
                        Depository Trust Company Services
                          Financial Daily Card Service
                        JJ Kenney Municipal Bond Service
                             London Financial Times
                      Standard & Poor's Called Bond Record
                               Wall Street Journal

                                  SCHEDULE III


                              THE BANK OF NEW YORK
                            BAAI GLOBAL FEE SCHEDULE
                                       FOR
                              HIGH YIELD PORTFOLIO
                          INTERNATIONAL BOND PORTFOLIO

--------------------------------------------------------------------------------
Argentina                                                 18.00             70
------------------------------------------------- ---------------------- -------
Australia                                                  4.00             50
------------------------------------------------- ---------------------- -------
Austria                                                    5.00             50
------------------------------------------------- ---------------------- -------
Bahrain                                                   60.00            175
------------------------------------------------- ---------------------- -------
Bangladesh                                                45.00            175
------------------------------------------------- ---------------------- -------
Belgium (regs. bds)                                        2.00             10
------------------------------------------------- ---------------------- -------
Belgium (equities and Cpn bds)                             4.00             10
------------------------------------------------- ---------------------- -------
Bermuda                                                   30.00             90
------------------------------------------------- ---------------------- -------
Bolivia                                                   50.00             95
------------------------------------------------- ---------------------- -------
Botswana                                                  35.00             65
------------------------------------------------- ---------------------- -------
Brazil                                                    25.00             25
------------------------------------------------- ---------------------- -------
Bulgaria                                                  50.00            100
------------------------------------------------- ---------------------- -------
Canada                                                     2.00             15
------------------------------------------------- ---------------------- -------
Chile                                                     25.00             70
------------------------------------------------- ---------------------- -------
China                                                     20.50             60
------------------------------------------------- ---------------------- -------
Colombia                                                  50.00            135
------------------------------------------------- ---------------------- -------
Costa Rica                                                15.00             60
------------------------------------------------- ---------------------- -------
Croatia                                                   35.00             65
------------------------------------------------- ---------------------- -------
Cyprus                                                    15.00             45
------------------------------------------------- ---------------------- -------
Czech Republic                                            23.00             60
------------------------------------------------- ---------------------- -------
Denmark                                                    3.00             50
------------------------------------------------- ---------------------- -------
EASDAQ                                                     7.00             55
------------------------------------------------- ---------------------- -------
Ecuador                                                   55.00            100
------------------------------------------------- ---------------------- -------
Egypt                                                     45.00            120
------------------------------------------------- ---------------------- -------
Estonia                                                    7.00             20
------------------------------------------------- ---------------------- -------
Euro CD's                                                  3.00             30
------------------------------------------------- ---------------------- -------
Euromarket                                                 2.00             15
------------------------------------------------- ---------------------- -------
Finland                                                    5.00             50
------------------------------------------------- ---------------------- -------
France                                                     4.00             50
------------------------------------------------- ---------------------- -------
Germany                                                    2.00             50
------------------------------------------------- ---------------------- -------

                              THE BANK OF NEW YORK
                            BAAI GLOBAL FEE SCHEDULE
                                       FOR
                              HIGH YIELD PORTFOLIO
                          INTERNATIONAL BOND PORTFOLIO

--------------------------------------------------------------------------------
Ghana                                                     35.00             70
------------------------------------------------- ---------------------- -------
Greece                                                    30.00            145
------------------------------------------------- ---------------------- -------
Hong Kong                                                  5.00             75
------------------------------------------------- ---------------------- -------
Hungary                                                   50.00            175
------------------------------------------------- ---------------------- -------
Iceland                                                   60.00            175
------------------------------------------------- ---------------------- -------
India                                                     50.00            175
------------------------------------------------- ---------------------- -------
Indonesia                                                  8.50             80
------------------------------------------------- ---------------------- -------
Ireland                                                    3.50             45
------------------------------------------------- ---------------------- -------
Israel                                                    35.00             55
------------------------------------------------- ---------------------- -------
Italy                                                      4.00             50
------------------------------------------------- ---------------------- -------
Ivory Coast                                               40.00            155
------------------------------------------------- ---------------------- -------
Jamaica                                                   35.00             50
------------------------------------------------- ---------------------- -------
Japan (bonds)                                              3.00             10
------------------------------------------------- ---------------------- -------
Japan (equities)                                           3.00             10
------------------------------------------------- ---------------------- -------
Jordan                                                    45.00            140
------------------------------------------------- ---------------------- -------
Kazakhstan (T Bills)                                      35.00            140
------------------------------------------------- ---------------------- -------
Kazakhstan (Equities)                                     55.00             65
------------------------------------------------- ---------------------- -------
Kenya                                                     35.00             65
------------------------------------------------- ---------------------- -------
Latvia (equities/bonds)                                   30.00             75
------------------------------------------------- ---------------------- -------
Latvia Gov't Bonds                                        15.00             75
------------------------------------------------- ---------------------- -------
Lebanon                                                   25.00             90
------------------------------------------------- ---------------------- -------
Lithuania                                                 20.00             50
------------------------------------------------- ---------------------- -------
Luxembourg                                                 5.00             50
------------------------------------------------- ---------------------- -------
Malaysia                                                   8.50             80
------------------------------------------------- ---------------------- -------
Malta                                                     18.00             50
------------------------------------------------- ---------------------- -------
Mauritius**                                               60.00            175
------------------------------------------------- ---------------------- -------
Mexico                                                    10.00             25
------------------------------------------------- ---------------------- -------
Morocco                                                   35.00            110
------------------------------------------------- ---------------------- -------
Namibia                                                   35.00             65
------------------------------------------------- ---------------------- -------
Netherlands                                                5.00             35
------------------------------------------------- ---------------------- -------
New Zealand                                                3.50             65
------------------------------------------------- ---------------------- -------
Nigeria                                                   35.00             65
------------------------------------------------- ---------------------- -------
Norway                                                     3.00             80
------------------------------------------------- ---------------------- -------
Oman                                                      60.00            175
------------------------------------------------- ---------------------- -------
Pakistan                                                  40.00            150
------------------------------------------------- ---------------------- -------

                              THE BANK OF NEW YORK
                            BAAI GLOBAL FEE SCHEDULE
                                       FOR
                              HIGH YIELD PORTFOLIO
                          INTERNATIONAL BOND PORTFOLIO

--------------------------------------------------------------------------------
Panama                                                    65.00             85
------------------------------------------------- ---------------------- -------
Peru                                                      45.00            120
------------------------------------------------- ---------------------- -------
Philippines                                                8.50             80
------------------------------------------------- ---------------------- -------
Poland                                                    35.00            125
------------------------------------------------- ---------------------- -------
Portugal                                                   5.00             80
------------------------------------------------- ---------------------- -------
Romania                                                   35.00            100
------------------------------------------------- ---------------------- -------
Russia Equities                                           45.00            175
------------------------------------------------- ---------------------- -------
Russia (Min. Fin Bonds                                    10.00            100
------------------------------------------------- ---------------------- -------
Singapore                                                  5.00             80
------------------------------------------------- ---------------------- -------
Slovak Republic                                           35.00            150
------------------------------------------------- ---------------------- -------
Slovenia                                                  25.00            110
------------------------------------------------- ---------------------- -------
South Africa                                               1.50             35
------------------------------------------------- ---------------------- -------
South Korea                                               12.00             25
------------------------------------------------- ---------------------- -------
Spain                                                      5.00             50
------------------------------------------------- ---------------------- -------
Sri Lanka                                                 20.00             70
------------------------------------------------- ---------------------- -------
Swaziland                                                 35.00             65
------------------------------------------------- ---------------------- -------
Sweden                                                     3.00             50
------------------------------------------------- ---------------------- -------
Switzerland                                                3.00             50
------------------------------------------------- ---------------------- -------
Taiwan                                                     8.50             80
------------------------------------------------- ---------------------- -------
Thailand                                                   5.00             45
------------------------------------------------- ---------------------- -------
Trinidad & Tobago                                         40.00             75
------------------------------------------------- ---------------------- -------
Tunisia                                                   40.00             45
------------------------------------------------- ---------------------- -------
Turkey                                                    12.00             75
------------------------------------------------- ---------------------- -------
Ukraine                                                   30.00             45
------------------------------------------------- ---------------------- -------
United Kingdom                                             0.75             25
------------------------------------------------- ---------------------- -------
United Kingdom (gilts)                                     3.50             50
------------------------------------------------- ---------------------- -------
United States                                         See below              7
------------------------------------------------- ---------------------- -------
Uruguay                                                   50.00             65
------------------------------------------------- ---------------------- -------
Venezuela                                                 25.00             80
------------------------------------------------- ---------------------- -------
Zambia                                                    35.00             70
------------------------------------------------- ---------------------- -------
Zimbabwe                                                  35.00             65
------------------------------------------------- ---------------------- -------

3/4ths of one basis point per annum on the aggregate net assets of all Nation Non-Money Market Funds up to $10 billion.

1/2 of one basis point on the excess.

*Fee expressed in basis points per fund, per annum is calculated based upon month end market value.

Other Charges
-------------
$5 Bank Official Check

$2 Money Transfers in/out of the fund's custodian account not related to securities transactions.

Third Party Foreign Exchange Settlements
----------------------------------------
$10 per transaction/money movement

                              THE BANK OF NEW YORK
                            BAAI GLOBAL FEE SCHEDULE
                                       FOR
                              HIGH YIELD PORTFOLIO
                          INTERNATIONAL BOND PORTFOLIO


Minimum charges imposed by Agent Banks/Local Administrators
-----------------------------------------------------------
Brazil - 15 basis points for annual administrative charges
Chile - USD $17,500 - $20,000 per annum minimum administration charge Colombia - USD $600 per month minimum administration charge
Ecuador - USD $800 monthly minimum per relationship
Egypt - USD $400 monthly minimum per relationship


Additional Charges
------------------
Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments stock exchange fees, postage and insurance for shipping, extraordinary telecommunication fees or other unusual expenses which are unique to a country in which our clients is investing will be in addition to the stated fees.

                                   SCHEDULE IV

                                 OVERDRAFT RATE

                                       34